Exhibit 99.1

AITX's Reinharz Answers AITX & PURSUON's Questions During Investor
Ask Me Anything Session

Discussion Covers ROAMEO Demand, Fleet Production, Capital Requirements and
Management's Stated Operational Goals

Detroit, Michigan, September 3, 2026 - Artificial Intelligence Technology Solutions, Inc. (the "Company") (OTCID:AITX), a developer and operator of AI-driven security and productivity solutions for enterprise clients, announced that CEO, CTO and founder Steve Reinharz hosted a live Ask Me Anything session on September 2, giving investors a direct look at PURSUON, Inc. (formerly RAD-M) and its plans to scale ROAMEO™ deployments, build recurring revenue and execute against the Company's near-term operating objectives. The discussion addressed questions submitted by viewers, including PURSUON's purpose, ROAMEO production, capital requirements, operational positive cash flow goals and the execution milestones investors follow.

PURSUON
AITX
Artificial Intelligence Technology Solutions Inc.
RAD
an AITX company

Artist’s depiction of a PURSUON investor discussion featuring AITX CEO and CTO Steve Reinharz.

The complete Ask Me Anything session is available for replay on the AITX YouTube channel. Reinharz responded to a range of investor questions, providing additional context on PURSUON's position within AITX, the operating model behind ROAMEO and the Company's priorities moving forward.

"I'm not shy about tackling the tough questions, especially when so many judge us purely on the stock price activity," said Reinharz. "Talking about PURSUON is a pleasure and I was able to express we have real work ahead, particularly around scaling production and funding fleet growth, but demand is not the issue. The near-term measures are clear: execute AITX's cost reductions we have announced, keep recurring revenue growing through existing and new solutions, achieve operational positive cash flow and hit our 2026 ROAMEO goal. None of these objectives is assured, and each depends on various factors, including our ability to obtain additional capital."

One of the session's most pointed questions concerned dilution. Reinharz responded that the dilution shareholders are currently seeing stems principally from financing arrangements entered into in the first part of 2026 that are now coming due and converting, rather than from new funding. Those arrangements are described in the Company's filings with the Securities and Exchange Commission. He also addressed the Company's earlier expectation of reaching positive operational cash flow in August 2026, which was not met, and attributed the shortfall to sales forecasts that were not achieved.

Q&A Highlights Included:

Why PURSUON exists. Reinharz described the rename as recognition that the business has moved from internal development into enterprise deployment. Ownership did not change; PURSUON remains wholly owned by AITX, and Robotic Assistance Devices, Inc. (RAD-I), also a wholly owned subsidiary of AITX remains the exclusive distributor of ROAMEO. A distinct identity, he said, allows the business to be understood on its own terms by investors and customers, and to be held accountable against its own numbers.

Demand is not the constraint. Asked what limits ROAMEO's growth, Reinharz identified capital and manufacturing throughput, not customer demand. A ROAMEO is a capital asset before it is a revenue stream - built and deployed first, billing monthly for years afterward - so the pace of scaling is set by how many units can be funded and built. The Company has placed deposits on long-lead components for an additional twenty units.

Execution is the quarter-by-quarter test. Reinharz said what has to hold as the fleet grows is operational: uptime, how little human intervention units require, and how cleanly and quickly a site is deployed. He reaffirmed the previously disclosed goal of fifty ROAMEO units deployed by August 2027, describing it as a goal rather than a guarantee, dependent on capital and on customer site readiness.

Where ROAMEO fits, and where it does not. Reinharz described the strongest applications as large outdoor footprints with defined patrol routes - logistics yards, auto dealerships, large parking facilities, construction, industrial and utility properties. He was equally direct about poor fits: dense indoor environments, sites requiring stairs or elevators, and small footprints better served by a stationary device. The Company has declined opportunities on that basis.

What the deployments have shown. Reinharz cited three findings: that demand is real, evidenced by customers with a unit in service asking about the next one; that the platform has held up operating unattended in real enterprise environments rather than controlled demonstrations; and that, in his judgment, the market reaction to autonomous patrol has been stronger than to anything the Company has built in a decade.

On defensibility. Reinharz said no patent prevents a larger company from building a comparable machine, and that the durable advantage is not the vehicle but what surrounds it - the SARA™ platform it reports into, an installed base operating in real environments and the knowledge that came from it, an established dealer and integrator channel, and a recurring revenue model customers have already accepted.

The path to positive operational cash flow. Reinharz said there are multiple paths forward rather than a single required number. The path management is targeting combines approximately $200,000 per month of added recurring monthly revenue by December 2026 with the approximately $200,000 per month of cost reductions announced August 3, 2026, in full effect by the same date. He noted that a prior expectation for reaching positive operational cash flow in August 2026 was not met because sales forecasts were not achieved, and said he would report any further slippage directly.

A note on terminology. For purposes of this discussion, "positive operational cash flow" means that the Company's billings exceed its operating expenses, excluding interest expense. In plain terms, it means the business covers its own operating costs from what it bills. This is a management-defined operational measure and not a financial measure calculated in accordance with generally accepted accounting principles. It is not the same as, and should not be substituted for, net cash provided by or used in operating activities as reported in the Company's financial statements, which reflects additional items including interest, working capital movements, the timing of collections, and investment in device inventory used to build revenue-earning assets. Other companies may use similar terms to mean different things.

On financing. Reinharz declined to discuss capital raising during the session, stating that there are rules governing how and where a company may discuss raising capital and that anything material will appear in a filing.

The Company is choosing a more direct path with investors: address the questions that matter, distinguish current execution from future ambition and provide milestones against which management can be judged. In an OTC market too often crowded with promotion and vague promises, AITX intends to earn confidence through candid communication and observable progress.

PURSUON, Inc. was introduced on August 24, 2026 as the new identity of the former Robotic Assistance Devices Mobile, Inc. (RAD-M). A wholly owned subsidiary of AITX, PURSUON designs and builds autonomous mobile security vehicles for enterprise applications. Its flagship platform, ROAMEO, combines autonomous navigation and patrol capabilities with AI-driven detection, live video, two-way communication and SARA (Speaking Autonomous Responsive Agent). ROAMEO is designed to extend security operations across large outdoor environments, including logistics centers, healthcare campuses, corporate properties and other expansive facilities. To learn more, visit www.pursuon.com.

About Artificial Intelligence Technology Solutions, Inc. (AITX)

AITX is a developer and provider of artificial intelligence-based solutions that empower organizations to gain new insight, solve complex challenges and drive operational efficiency. Through its family of companies, including PURSUON, Inc. (formerly RAD-M), Robotic Assistance Devices, Inc. (RAD-I), Robotic Assistance Devices Group (RAD-G), and Robotic Assistance Devices Lanka (Private) Limited (RAD Lanka), AITX develops and delivers a broad range of AI-driven technologies and services designed to transform security, automation, and operational workflows across multiple industries.

Through its primary subsidiary, RAD-I, AITX is redefining the nearly $50 billion U.S. security and guarding services industryi with its AI-driven Solutions-as-a-Service model. RAD solutions are specifically designed to deliver cost savings of between 35% and 80% compared to traditional manned security and monitoring, utilizing a suite of stationary and mobile autonomous systems that complement, and in many cases replace, human personnel in environments better suited for machines. All RAD technologies, AI-based analytics and software platforms are developed in-house.

All of RAD's solutions are designed to integrate with leading industry platforms and workflows, including an integration with Immix®, a provider of central station and remote monitoring software.

The Company's operations and internal controls have been validated through successful completion of its SOC 2 Type 2 audit, reinforcing its credibility with enterprise and government clients that require rigorous data protection and compliance standards.

AITX is led by Steve Reinharz, CEO/CTO and founder of the Company and all subsidiaries, who brings decades of experience in the security services industry. The broader AITX leadership and its subsidiaries draw on deep expertise across security, law enforcement, and robotics innovation, supporting the Company's ability to deliver practical and scalable solutions.

The Company's solutions are deployed across a wide range of industries including enterprises, government, transportation, critical infrastructure, education, and healthcare.

To learn more, visit www.aitx.ai, www.radsecurity.com, www.pursuon.com, www.radgroup.ai, www.saramonitoring.ai, www.radlightmyway.com, and www.stevereinharz.com, or follow Steve Reinharz on X @SteveReinharz. Information contained on, or accessible through, the foregoing websites and social media accounts is not incorporated by reference into, and does not form a part of, this press release or any of the Company's filings with the Securities and Exchange Commission.

CAUTIONARY DISCLOSURE ABOUT FORWARD-LOOKING STATEMENTS

The information contained in this publication does not constitute an offer to sell or solicit an offer to buy securities of Artificial Intelligence Technology Solutions, Inc. (the "Company"). This publication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, among others, statements regarding the Company's goal of deploying fifty ROAMEO units by August 2027; the targeted addition of approximately $200,000 per month of recurring monthly revenue by December 2026; the expected timing and amount of the cost reductions announced August 3, 2026; the expected timing of achieving positive operational cash flow; the number of ROAMEO units the Company expects to build or deploy and the sufficiency of component deposits; statements regarding demand, market opportunity and anticipated customer cost savings; and any statement using words such as "goal," "target," "believes," "expects," "intends," "plans," "designed to," "seeks," "will" or similar expressions. Forward-looking statements are not guarantees of future performance, involve subjective judgment and analysis, and are subject to known and unknown risks and uncertainties, many of which are outside the Company's control. As such, there are no assurances whatsoever that the Company will meet its expectations with respect to its future revenues, sales volume, becoming cash flow positive, ARR or RMR. The Company has no obligation to provide the recipient with additional updated information. No information in this publication should be interpreted as any indication whatsoever of the Company's future revenues, results of operations, or stock price. Important factors that could cause actual results to differ materially from those expressed or implied include, among others: substantial doubt about the Company's ability to continue as a going concern; recurring net losses, negative working capital and the need for continued external financing; execution risk in the ROAMEO production ramp and the limited number of units currently deployed; customer concentration; dependence on Steven Reinharz; substantial and continuing dilution from variable-price financing arrangements and debt conversions; and the limited liquidity and volatility of the Company's common stock, which is quoted on the OTC Pink marketplace and constitutes a "penny stock." Because the Company is a penny stock issuer, the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995 is not available to it. Investors should read this release together with the Company's filings with the Securities and Exchange Commission, including the risk factors and going concern disclosure in the Company's Annual Report on Form 10-K for the fiscal year ended February 28, 2026, available at www.sec.gov.

Note that PURSUON is not a separate reportable segment, and the Company does not currently publish standalone PURSUON financial statements.

Further note that the findings that the market reaction to autonomous patrols has been stronger than to anything the Company has built in a decade represents Mr. Reinharz's opinion and is not a measure of bookings, revenue or financial performance.

The recurring monthly revenue, cost reduction and positive operational cash flow amounts and dates described in this release are management targets and forward-looking statements; they are not guidance and are not projections prepared in accordance with the guidelines of the American Institute of Certified Public Accountants or Item 10(b) of Regulation S-K.

For purposes of the Company's disclosures, "Artificial Intelligence" refers to machine-based systems designed to operate with varying levels of autonomy that, for a given set of human defined objectives, can make predictions, recommendations, or decisions influencing real or virtual environments. In the context of the Company's business, Artificial Intelligence is deployed primarily within the security services and property management industries to support functions such as detection, analysis, prioritization, communication, and response related to safety, security, and operational events.

The Company delivers these capabilities principally through its SARA™ (Speaking Autonomous Responsive Agent) platform, which serves as the Company's primary agentic artificial intelligence system. SARA is designed to receive and process video, audio, and other sensor data, apply automated analysis and inference, and support actions in accordance with predefined operational objectives and human oversight.

Further note that the Company's Board of Directors oversees the Company's deployment of Artificial Intelligence.

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Doug Clemons, Chief Marketing Officer
248-270-8273
doug.c@radsecurity.com

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i https://www.ibisworld.com/united-states/market-research-reports/security-services-industry/